SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2016 (June 14, 2016)

ZZLL INFORMATION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-134991	20-348653
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Unit 1109, 11/F, Kowloon Centre

33 Ashley Road, Tsim Sha Tsui

Kowloon, Hong Kong

Tel: 852 5984 7571

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ZZLL INFORMATION TECHNOLOGY, INC.

(FKA GREEN STANDARD TECHNOLOGIES, INC.)

Form 8-K

Current Report

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment

On June 14, 2016, Wei Liang (“Mr. Liang”) was appointed to serve as a member of the Board of Directors of ZZLL Information Technology, Inc. fka Green Standard Technologies, Inc. (the “Company”) to serve until the next annual meeting or until his successor is duly appointed. On June 14, 2016, Mr. Liang accepted such appointment.

The biography for Mr. Liang is set forth below:

Mr. Wei Liang, 35– Mr. Liang is an engineer and has over 15 years’ experience in e-Business system design, computer engineering, internet framework and system design, implementation and management, specifically in banking e-Business systems. Mr. Liang also has expertise in design and development of electronic platforms for education. Since April 2015, Mr. Liang has acted as Managing Director of Hunan Longitudinal Uned Information Technology Co., Ltd. Prior to this position, from March 2013 to April 2015, Mr. Liang was the Managing Director of Hunan Ming Da Educational Technology Company Limited. Mr. Liang was the Principal of Lou Di City Electronic Technology Vocational College from 2011 to 2013. From 2004 to 2011, Mr. Liang was an Engineer with the Lou Di City Bureau of Education.  Mr. Liang earned a Bachelor degree in Computers from the University of Nanchang in 2008 and a Master degree in Computer Engineering from the University of Jilin in 2011.

 Family Relationships

Mr. Liang is not related to any Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZZLL INFORMATION TECHNOLOGY, INC.
Date: June 16, 2016 By:	/s/ Sean Webster
Sean Webster
President

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